Exhibit 99.1

FOR IMMEDIATE RELEASE

August 14, 2026

James Berg

Chief Financial Officer

jim.berg@trackgrp.com

Track Group Reports 3rd Quarter Fiscal 2026 Financial Results

Key Third Quarter Data Points

●

Revenue of $9.09 million, was roughly flat vs. $9.09 million last year. Growth in our recurring monitoring and services revenue was offset by the delay of a product sale to a long-standing middle eastern customer due to ongoing regional conflict. Sales in the prior comparable period to this customer created a tough comparison. We still expect this order to materialize in the future.

●	Monitoring and other related service revenue of $8.51 million, increased 5.5% from $8.07 million last year. The increase was predominantly driven by business growth in Florida.

●

Net income attributable to shareholders of $22.44 million, increased 1,465% from $1.43 million last year. This was driven primarily by the gain of $23.46 million related to the recent discounted settlement of our previous long-term debt.13

●	Net income per share – diluted of $0.68, increased 467% from $0.12 last year.

●

Non-GAAP Adjusted EBITDA of $1.47 million, decreased 14.1% from $1.71 million last year. The decrease was attributable to a lack of comparable product sales vs. last year due to timing issues mentioned above, despite continued growth in monitoring and other related service revenue.

●

Total stockholders’ equity (deficit) increased to positive $16.4 million at quarter end, representing a material increase from a deficit of negative ($12.2 million) at the end of our most recently reported quarter. The material improvement is related to the recent transformative set of refinancing and recapitalization transactions that occurred during the quarter.

●

Non-GAAP Net Debt decreased to $12.9 million at the end of the period, from $41.7 million at the end of the most recent quarter ending March 31, 2026. The material improvement came from the recapitalization and refinancing transactions finalized during the current quarter.

●	Cash spent for capital expenditures in the quarter were $892,617, representing a decrease of 32% compared to $1,312,406 in the comparable prior year period.

Key Third Quarter Strategic Accomplishments

●

During the quarter, the Company completed a transformational set of refinancing and recapitalization transactions that created approximately $27 million in equity value, extended our debt maturity by 5 years, decreased our total debt load from approximately $47 million to $21 million, decreased our go-forward cash interest expense, generally improved our balance sheet, and brought in aligned industry and public company governance professionals as our new board of directors.

●

During the quarter, the Company officially finalized and launched its first new GPS device in the past 12 years, the industry-leading XC5, which has been under development for the past 5 years and cost approximately $7 million. Over 40 demos are currently ongoing, and we have now received 61 contract addendums with government agencies and other customers to-date for increased daily rates to receive our new industry-leading device. Further, capitalized costs relating future development of this device are currently expected to be minimal.

●

Towards the end of the quarter, the Company began migrating hosting services to a more sophisticated, scalable, cloud-based system. Ongoing cost-savings from this migration, once complete, should be approximately $2 million annually given the company’s current book of business. There has been an associated capital investment project ongoing for the past 18 months associated with the preparation for this transition, and that capital investment program is expected to be completed towards the end of FY26.

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQB: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third fiscal quarter ended June 30, 2026. “During the third quarter we accomplished a number of mission critical objectives that lay the groundwork for improving our underlying profitability and ability to provide value to our customers,” said Derek Cassell, CEO of Track Group. “Strong demand in key markets reinforces our leadership in the GPS electronic monitoring space. We are seeing strong demand for our new device and expanded tertiary products and services that are starting to translate into contract wins and expansions. While the above-mentioned timing uncertainty with a large, expected order with a long-standing customer in the middle east is frustrating, the foundation we are building and steps we are successfully taking to permanently lower our cost structure are bearing fruit. We are excited about the near-term future of the business. We continue to grow our underlying business and improve the value and offerings we are able to provide to our government partners. Revenue growth in our U.S. business, which accounts for 78% of our total revenue, was 4% in the quarter. Given the fact that we had some significant headwinds with our largest customer given a regulatory transition which is effectively complete, we feel very good about this number. We remain focused on building on this momentum, executing on recent contract wins, capitalizing on our robust pipeline opportunities, and continuing to find ways to generate value for our customers and shareholders.”

Business Outlook

Barring unforeseen circumstances, we still expect material savings to be fully incorporated into results on a run-rate basis by or near the end of fiscal 2026. These savings, which are expected to be reflected through ongoing expense reductions, are also expected to be accompanied by material decreases in ongoing capital expenditures.

While the timing of the above-mentioned delayed order given turmoil in the middle east is uncertain, we have an increasingly attractive opportunity set that should enable us to accelerate topline growth in addition to sustainable cost improvements on a go forward basis in the near future.

We expect year over year growth in revenue and underlying profitability for fiscal 2026, and for this to continue into fiscal 2027.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQB exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

Non-GAAP Net Debt is defined as total Long-Term Debt before deducting any unamortized issuance costs, plus accrued and unpaid interest, less cash and equivalents.

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2025, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	September 30,
	2026	2025
Assets
Current assets:
Cash	$8,388,589	$4,098,114
Accounts receivable, net of allowance for credit losses of $876,645 and $596,059, respectively	4,657,001	6,455,910
Prepaid expense and deposits	401,241	353,319
Inventory, net of reserves of $45,899 and $61,535, respectively	610,004	473,464
Total current assets	14,056,835	11,380,807
Property and equipment, net of accumulated depreciation of $320,909 and $294,873, respectively	546,130	497,889
Monitoring equipment, net of accumulated depreciation of $6,627,928 and $5,896,304, respectively	4,184,933	5,104,603
Intangible assets, net of accumulated amortization of $23,199,268 and $21,616,041, respectively	14,263,992	13,958,773
Goodwill	8,310,012	8,299,941
Other assets, net	1,522,988	1,061,507
Total assets	$42,884,890	$40,303,520

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,395,137	$3,709,653
Accrued liabilities	1,844,294	4,886,603
Total current liabilities	7,239,431	8,596,256
Long-term debt, net of current portion	17,582,535	42,720,944
Long-term liabilities	1,117,236	529,265
Warrant liability	550,237	-
Total liabilities	26,489,439	51,846,465

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 60,000,000 shares authorized; 41,335,187 and 11,863,758 shares outstanding, respectively	4,134	1,186
Preferred stock, $0.0001 par value: 20,000,000 shares authorized; 0 shares outstanding	-	-
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	308,289,764	302,600,546
Accumulated deficit	(292,900,790)	(315,147,082)
Accumulated other comprehensive income (loss)	1,002,343	1,002,405
Total equity (deficit)	16,395,451	(11,542,945)
Total liabilities and stockholders’ equity (deficit)	$42,884,890	$40,303,520

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenue:
Monitoring and other related services	$8,507,111	$8,071,416	$25,581,618	$24,380,699
Product sales and other	578,225	1,020,026	1,565,341	1,731,392
Total revenue	9,085,336	9,091,442	27,146,959	26,112,091

Cost of revenue:
Monitoring, products and other related services	3,917,964	3,765,700	11,704,905	10,789,484
Depreciation & amortization included in cost of revenue	931,653	734,301	2,447,493	2,192,857
Total cost of revenue	4,849,617	4,500,001	14,152,398	12,982,341

Gross profit	4,235,719	4,591,441	12,994,561	13,129,750

Operating expense:
General & administrative	2,232,515	2,078,417	6,706,694	6,636,680
Selling & marketing	870,500	858,789	2,739,434	2,724,721
Research & development	651,205	675,861	2,044,659	2,095,901
Depreciation & amortization	231,650	227,568	687,723	682,506
(Gain) loss on sale/dissolution of subsidiary	-	-	(630,472)	66,483
Total operating expense	3,985,870	3,840,635	11,548,038	12,206,291

Operating income (loss)	249,849	750,806	1,446,523	923,459

Other income (expense):
Interest income	-	-	1,077	-
Interest expense, net	(786,003)	(568,536)	(2,026,740)	(1,703,339)
Currency exchange rate gain (loss)	(656,128)	1,253,726	(742,055)	(210,708)
Gain on troubled debt restructuring	23,464,004	-	23,464,004	-
Warrant liability issuance costs	(22,539)	-	(22,539)	-
Revaluation of warrant liability	205,031	-	205,031	-
Total other income (expense)	22,204,365	685,190	20,878,778	(1,914,047)
Income (loss) before income taxes	22,454,214	1,435,996	22,325,301	(990,588)
Income tax expense	11,193	1,716	79,009	103,097
Net income (loss) attributable to common shareholders	22,443,021	1,434,280	22,246,292	(1,093,685)
Release of cumulative translation adjustment for sale of subsidiary	-	-	(582,883)	1,390,913
Equity adjustment for sale of subsidiary	-	-	-	571,518
Foreign currency translation adjustments	480,720	(526,580)	582,821	159,480
Comprehensive income (loss)	$22,923,741	$907,700	$22,246,230	$1,028,226

Net income (loss) per share – basic:
Net income (loss) per share	$0.69	$0.12	$1.19	$(0.09)
Weighted average shares outstanding	32,342,689	11,863,758	18,690,068	11,863,758

Net income (loss) per share – diluted:
Net income (loss) per share	$0.68	$0.12	$1.18	$(0.09)
Weighted average shares outstanding	32,845,437	11,863,758	18,857,650	11,863,758

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
	2026	2025
Cash flows provided by operating activities:
Net income (loss)	$22,246,292	$(1,093,685)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,135,216	2,875,363
Credit losses	270,925	354,661
Sales allowance	10,000	(60,000)
Allowance for obsolete inventory	(15,636)	4,513
Deferred taxes	2	16,484
Loss on monitoring equipment included in cost of revenue	200,740	268,217
Gain on troubled debt restructuring	(23,464,004)	-
Amortization of debt issuance costs	131,964	61,891
Interest added to loan payable	90,514	-
Foreign currency exchange (gain) loss	742,055	210,708
Right of use assets/liabilities	5,496	5,390
Loss on disposal of assets	-	397
(Gain) loss on sale/dissolution of subsidiary	(630,472)	66,483
Revaluation of warrant liability	(205,031)	-
Change in assets and liabilities:
Accounts receivable, net	1,517,983	(1,831,773)
Inventories, net	(120,904)	(627,485)
Current assets held for sale	-	719,201
Prepaid expense, deposits and other assets	(278,211)	(134,165)
Noncurrent assets	-	(10,614)
Accounts payable	(407,972)	887,560
Accrued liabilities	1,268,358	2,016,556
Current liabilities held for sale	-	(732,028)
Other current liabilities	-	58,246
Net cash provided by operating activities	4,497,315	3,055,920

Cash flow used in investing activities:
Purchase of property and equipment	(88,848)	(176,928)
Capitalized software	(2,352,959)	(1,449,047)
Purchase of monitoring equipment and parts	(880,851)	(1,448,278)
Proceeds from sale of subsidiary, net of cash included in sale	-	748,715
Net cash used in investing activities	(3,322,658)	(2,325,538)

Cash flow provided by financing activities:
Proceeds from loan payable	21,000,000	-
Principal payments on long-term debt	(23,520,000)	(11,399)
Proceeds from common stock and warrants	10,312,053	-
Payment of stock and warrant issuance costs	(2,357,387)
Payment of deferred financing fees	(2,303,803)	(52,440)
Net cash provided by financing activities	3,130,863	(63,839)

Effect of exchange rate changes on cash	(15,045)	(337,439)

Net increase in cash	4,290,475	329,104
Cash and cash held for sale, beginning of period	4,098,114	4,581,625
Cash, end of period	$8,388,589	$4,910,729

Cash paid for interest	$221,211	$48,936
Cash paid for taxes	$92,846	$92,107
Noncash investing activities
Purchase of monitoring equipment in accounts payable	$64,423	$-
Purchase of capitalized software in accounts payable	$101,571	$-
Purchase of property and equipment in accounts payable	$5,571	$-
Noncash financing activities
Issuance costs in accounts payable	$2,262,500	$-
Deferred financing fees in accounts payable	$234,899	$-
Deferred financing fees in exchange for a long-term liability	$750,000	$-
Deferred financing fees in exchange for liability warrants	$755,268	$-
Interest accrued to loan payable	$90,514	$-

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA JUNE 30 (Unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP Adjusted EBITDA
Net Income (loss) attributable to common shareholders	$22,443	$1,434	$22,246	$(1,094)
Interest expense, net	786	569	2,026	1,703
Depreciation and amortization	1,163	962	3,135	2,875
Income taxes (1)	11	2	79	103
Foreign exchange (gain)/loss	656	(1,254)	742	211
Loss on sale of subsidiary	-	-	(630)	66
Gain on troubled debt restructuring	(23,464)	-	(23,464)	-
Other charges, net (2)	(124)	-	45	267
Non-GAAP Adjusted EBITDA	$1,471	$1,713	$4,179	$4,131
Non-GAAP Adjusted EBITDA, percent of revenue	16.2%	18.8%	15.3%	15.8%

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)

Other charges include expenses related to one-time corporate governance updates related to the debt restructuring, other debt restructuring and equity transaction costs, severance, a settlement related to a contract dispute, and other Chile monitoring center costs for our Chilean subsidiary sold in November 2024.